UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): September 2, 2015

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) updates information provided under Item 1.01 in the Current Report on Form 8-K filed September 2, 2015 (the “Original Filing”) by Lannett Company, Inc. (“Lannett”) to include copies of the Purchase Agreement and Commitment Letter (as such terms are defined in the Original Filing).  A copy of the Purchase Agreement is filed as Exhibit 2.2 hereto and is incorporated herein by reference.  A copy of the Commitment Letter is filed as Exhibit 10.33 hereto and is incorporated herein by reference.  For descriptions of the Purchase Agreement and the Commitment Letter see Item 1.01 of the Original Filing.  Such descriptions are qualified in their entirety by reference to the full texts of the Purchase Agreement and Commitment Letter filed as part of this Amendment.  Except as expressly set forth in this Amendment, this Amendment does not modify or update any disclosure contained in the Original Filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits
2.2	Stock Purchase Agreement dated as of September 2, 2015, among UCB S.A., UCB Manufacturing, Inc., and Lannett Company, Inc.*
10.33	Commitment Letter dated as of September 2, 2015 among Lannett Company, Inc., Morgan Stanley Senior Funding, Inc. and Royal Bank of Canada

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Lannett agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.  Certain provisions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Lannett has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANNETT COMPANY, INC.

By:	/s/ Arthur P. Bedrosian
Chief Executive Officer
Date: September 4, 2015

EXHIBIT INDEX

Exhibit:	Description:

2.2	Stock Purchase Agreement dated as of September 2, 2015, among UCB S.A., UCB Manufacturing, Inc., and Lannett Company, Inc.*
10.33	Commitment Letter dated as of September 2, 2015 among Lannett Company, Inc., Morgan Stanley Senior Funding, Inc. and Royal Bank of Canada

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Lannett agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request. Certain provisions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.